Exhibit 99.3

Pogo Producing Company

Supplemental  Information (Unaudited)

Continuing Operations **

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Operating Data

Net Natural Gas Sales (Mcf/day)	222,457	256,000	245,140	245,292

Gas Price ($/Mcf)	$7.95	$5.52	$6.75	$5.60

Net Liquids Production (Bbl/day)
Crude & Condensate	18,630	28,951	23,813	32,454
Plant Products	4,201	3,720	4,116	4,301
Total Liquids	22,831	32,671	27,929	36,755

Average Prices ($/Bbl)
Crude & Condensate	$58.11	$44.85	$48.60	$37.96
Plant Products	$33.73	$29.71	$31.83	$26.30

Selected Balance Sheet Data

($ in 000’s)	9/30/2005	12/31/2004
Total Assets	$5,390,215	$3,481,109
Long-term Debt *	1,541,000	755,000
Shareholders’ Equity	2,066,514	1,727,895

*    Excludes debt discount of $2,598 at 9/30/05

**  Results from continuing operations exclude activities related to Thailand.